THIS BRIDGE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR QUANTRX BIOMEDICAL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

QuantRx Biomedical Corporation

Promissory Bridge Note

U.S. $[___________]	Issuance Date: August __, 2008
No.:	Maturity Date: October 31, 2008

FOR VALUE RECEIVED, the undersigned, QuantRx Biomedical Corporation, a Nevada corporation (the “Company”), hereby promises to pay to the order of [______________________], or any future permitted holder of this Promissory Bridge Note (the “Payee”), at the principal office of the Payee set forth herein, or at such other place as the holder may designate in writing to the Company, the principal sum of [____________________] Dollars ($[_______]) or such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Promissory Bridge Note (this “Bridge Note”).

1.  Principal and Interest Payments.

(a) The Company shall repay the entire outstanding principal amount together with all accrued and unpaid interest hereunder (the “Outstanding Balance”) on October 31, 2008 (the “Maturity Date”).

(b)  Interest on the outstanding principal balance of this Bridge Note shall accrue at a rate of eight percent (8%) per annum. Interest on the outstanding principal balance of this Bridge Note shall be computed on the basis of the actual number of days elapsed and a year of three hundred and sixty-five (365) days and shall be payable at maturity in cash. Furthermore, upon the occurrence of an Event of Default, to the extent permitted by law, the Company will pay interest to the Payee, payable on demand, on the outstanding principal balance of this Bridge Note from the date of the Event of Default (as defined below) until payment in full at the rate of fourteen percent (14%) per annum.

(c)  At any time prior to the Maturity Date, within five (5) days prior written notice, the Company, at its sole option, may prepay this Bridge Note in cash for an amount equal to 100% of the Outstanding Balance. All payments made on account of the indebtedness evidenced by this Bridge Note shall be applied first to accrued but unpaid interest, if any, and the remainder shall be applied to principal.

2.  Issuance of Common Stock and Warrants. In consideration of the loan evidenced by this Bridge Note, the Payee shall be issued 25,000 shares of unregistered common stock of the Company and warrants to purchase 25,000 shares of common stock at an exercise price of $0.85 per share and a term of five years for every $100,000 of new principal invested in this Bridge Note.

3.  Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.  Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

(a)  The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Nevada, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

(b)  This Bridge Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Bridge Note and to perform its obligations hereunder.

(c)  The execution, delivery and performance of this Bridge Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

(d)  No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Bridge Note.

5.  Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Bridge Note:

(a)  the Company shall fail to make the payment of any amount of any principal outstanding for a period of seven (7) business days after the date such payment shall become due and payable hereunder; or

(b)  the Company shall fail to make any payment of interest for a period of seven (7) business days after the date such interest shall become due and payable hereunder; or

(c)  any representation, warranty or certification made by the Company herein or in any certificate or financial statement shall prove to have been materially false or incorrect or breached in a material respect on the date as of which made, or the Company shall have failed to comply with any of its material obligations hereunder; or

(d)  the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the “Indebtedness”) (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

(e)  a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty (60) consecutive days following entry of the judgment or order in excess of $100,000 or the judgment or order which causes the aggregate amount described above to exceed $100,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(f)  the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(g)  a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

6.  Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Bridge Note may at any time at its option, (a) declare the entire unpaid principal balance of this Bridge Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 5(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 5(a) through (e), the Payee may exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Bridge Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of the Company’s equity securities, at the Payee’s option, in the amounts described herein.

7.  Replacement. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Bridge Note and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Company, or (z) in the case of mutilation, this Bridge Note (surrendered for cancellation), the Company shall execute and deliver a new Bridge Note of like tenor and date.

8.  Parties in Interest, Transferability. This Bridge Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Bridge Note may be transferred or sold, subject to the provisions of Section 17 of this Bridge Note, or pledged, hypothecated or otherwise granted as security by the Payee.

9.  Amendments. This Bridge Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

10.  Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books or takes a record (x) with respect to any dividend or distribution upon the common stock of the Company, (y) with respect to any pro rata subscription offer to holders of common stock of the Company or (z) for determining rights to vote with respect to a dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

Address of the Payee:	_____________________
_____________________
_____________________
_____________________
_____________________

Address of the Company:	QuantRx Biomedical Corporation
100 S. Main Street, Suite 300
Doylestown, PA18901
Attn.: Mr. Walter Witoshkin
Tel. No.: (267) 880-1595
Fax No.: (267) 880-1596

With a copy to:	Greenberg Traurig, LLP
The MetLife Building
200 Park Avenue, Floor 14
New York, NY 10166
Attn.: Michael D. Helsel, Esq.

11.  Governing Law. This Bridge Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. This Bridge Note shall not be interpreted or construed with any presumption against the party causing this Bridge Note to be drafted.

12.  Headings. Article and section headings in this Bridge Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Bridge Note for any other purpose.

13.  Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Bridge Note shall be cumulative and in addition to all other remedies available under this Bridge Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Bridge Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

14.  Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

15.  Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Bridge Note, including, without limitation, reasonable attorneys' fees and expenses.

16.  Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

17.  Compliance with Securities Laws. The Payee of this Bridge Note acknowledges that this Bridge Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Bridge Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Bridge Note and any Bridge Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

“THIS BRIDGE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR QUANTRX BIOMEDICAL CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

18.  Severability. The provisions of this Bridge Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Bridge Note in any jurisdiction.

19.  Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Bridge Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 10 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 19 shall affect or limit any right to serve process in any other manner permitted by law.

20.  Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Bridge Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Bridge Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Bridge Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)  No delay or omission on the part of the Payee in exercising its rights under this Bridge Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)  THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS BRIDGE NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

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IN WITNESS WHEREOF, the Company has executed and delivered this Bridge Note as of the date first written above.

QuantRx Biomedical Corporation

By:  ____________________________________
    Walter W. Witoshkin
    Chairman & CEO

ACCEPTED AND AGREED:

__________________________________

By:  ____________________________________
        Name:
        Title: